UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: December 9, 2003

(Date of earliest event reported)

THE KROGER CO.

(Exact name of registrant as specified in its charter)

An Ohio Corporation	No. 1-303	31-0345740
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Number)

1014 Vine Street, Cincinnati, OH 45201

(Address of principal executive offices)

(513) 762-4000

(Registrant’s telephone number)

Item 7.	Financial Statements, Pro Forma Financial Information and Exhibits

(c)	Exhibits:

99.1	Earnings release for third quarter 2003.

Item 9.	Regulation FD Disclosure

On December 9, 2003, the Company announced that it is withdrawing all previously issued guidance for 2003. It also announced that during 2004 major UFCW contracts will be expiring in Seattle, Southern California (Food 4 Less), Houston, Louisville, Nashville, Detroit, Denver, Las Vegas and Cincinnati, and a major Teamsters’ contract will be expiring in Portland, Oregon.

Item 12.	Results of Operations and Financial Condition

On December 9, 2003, the Company released its earnings for the third quarter of 2003. Attached hereto as Exhibit 99.1, and filed herewith, is the text of that release.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

THE KROGER CO.

December 9, 2003	By:	/s/ Paul Heldman

Paul Heldman
Senior Vice President, Secretary and General Counsel

EXHIBIT INDEX

Exhibit No.	Exhibit

99.1	Earnings release for third quarter 2003.